Exhibit 8.2
[Letterhead of Sullivan & Cromwell LLP]
June 24, 2011
Bancolombia S.A.,
          Carrera 48 # 26-85, Avenida Los Industriales,
                    Medellín,
                              Colombia.
Ladies and Gentlemen:
          We have acted as your United States tax counsel in connection with the registration statement under the Securities Act of 1933 (the “Act”) on Form F-4 (the “Registration Statement”) filed with the Securities and Exchange Commission on the date hereof. We hereby confirm to you that the discussion set forth under the heading “United States Taxation” in the prospectus included in the Registration Statement (the “Prospectus”) is accurate in all material respects.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “United States Taxation” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,
/s/ Sullivan & Cromwell LLP